UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2009
AMERICAN PHYSICIANS CAPITAL, INC.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 000-32057

Michigan (State of Incorporation)	38-3543910 (IRS Employer Identification No.)
1301 North Hagadorn Road, East Lansing, Michigan 48823
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): (517) 351-1150
Not Applicable
(Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 30, 2009, American Physicians Assurance Corporation, a wholly owned subsidiary of American Physicians Capital, Inc. (the “Company”), executed agreements to invest a total of $30 million in and became a limited partner of Stilwell Value Partners I, L.P. ($7.5 million) (“SVP I”), Stilwell Value Partners VI, L.P. ($7.5 million) (“SVP VI”) and Stilwell Associates, L.P. ($15million) (“SALP”) (collectively, the “Partnerships”). The investments will be funded prior to December 31, 2009. Joseph Stilwell, a director of the Company and chair of the Compensation Committee of the Company’s Board of Directors, is the managing member of Stilwell Value LLC, the general partner of each of the Partnerships. In addition, Mr. Stilwell and The General Partner are the beneficial owners of approximately 11.2% of the Company’s outstanding common shares that are owned by various limited partnerships of which Stilwell Value LLC is the general partner.
     The Investments.
•	SALP: The Partnership’s objective is to provide capital appreciation over the long term to its investors. To achieve this objective, the Partnership may invest in public and private securities of all kinds, but intends to focus primarily on publicly traded, domestic equities and equity related securities. The Partnership may invest in companies of all market sizes, but it will often focus on smaller, less liquid names. At times, where the General Partner deems it appropriate, the Partnership may attempt to exert control over certain investment entities, and may join with other entities controlled by or related to the General Partner in attempts to influence the management of such entities.
•	SVP I and SVP VI: The Partnership’s investment objective is long-term capital appreciation through investing in undervalued financial institutions. The Partnership will actively work to realize shareholder value. The Partnership will seek to work with existing management, and it may attempt to gain board representation. The Partnership will work to have the companies in which it invests better deploy their capital and assets — which includes share repurchases, special dividends, the purchasing of other financial institutions, or the sale of the company itself.
     Board Actions. These investments were approved by the Board of Directors and Audit Committee of the Company and are believed to be on the same terms and conditions as currently offered to other investors in the Partnerships. In connection with the approval of the investments, the Board of Directors determined that Mr. Stilwell is no longer an “independent” director as determined in accordance with the applicable Nasdaq definition and, consequently, replaced him on the Compensation Committee with Dr. Mitchell Rinek and named Spencer Schneider as the chair of the Compensation Committee.
     The Limited Partnership Agreements. Although limited partners pay no management fee in SVP I or SVP VI, each of those Partnerships are obligated to pay or reimburse Stilwell Value LLC (the “General Partner”) for ordinary course overhead expenses incurred by the General Partner in an amount up to 1% of the total capital of such Partnership at the beginning of each year. These expenses are then allocated among the capital accounts of the limited partners. Investors in SALP are obligated to pay a management fee each calendar quarter, in advance, equal to 0.25% (an annualized rate of 1%) of each limited partner’s capital account at the start of business on the first day of such calendar quarter. Each Partnership is responsible for paying all other expenses incurred in connection with its activities (with such amounts allocated among the limited partners). In addition, an “Incentive Allocation” will be computed as of the close of each “Performance Period” as defined in the relevant partnership agreement. The Incentive Allocation will generally equal 20% of the amount of appreciation, if any, in the limited partner’s capital account (excluding the effects of decreases due to withdrawals, expenses and taxes) since the previous Incentive Allocation was made.
     Limited partners in the Partnerships generally have no voting or other managerial rights with respect to the Partnerships, and have no ownership rights in any particular assets of the Partnerships. The General Partner is charged with managing the investment of all cash, securities and other assets comprising the Partnerships, managing the day to day operations of the Partnerships and directing service providers with respect to a wide variety of administrative matters. Except as required by law, limited partners of the Partnerships are not liable for the debts or obligations of the Partnerships.
     Transfers of limited partnership interests are permitted only with the prior written consent of the General Partner. Beginning 24 months after the initial acquisition of an interest in a Partnership, a limited partner will be permitted to withdraw all or part of its interest in such Partnership with the prior written consent of the General Partner. Alternatively, a withdrawal may, as to SALP, be made on the last day of each year upon at least 45 days written notice of intention to withdraw or, as to SVP I or SVP VI, whenever the Partnership disposes of a substantial investment position. The General Partner has the power to suspend withdrawal rights under certain circumstances described in the partnership agreements. In addition, the General Partner has the right to require a withdrawal of all or part of any limited partner’s interest under certain circumstances or, in the case of SVP I and SVP VI, for any reason or no reason. Also, in the case of SVP I and SVP VI, the General Partner may (a) deduct from any withdrawal payments in the absence of a substantial disposition, or otherwise charge a withdrawing limited partner a redemption charge reflecting certain costs, plus any discount which may be imposed in the sole discretion of the General Partner, and (b) if the General Partner determines that it is equitable to treat a reserve as being applicable to one or more prior periods, then such amount may be proportionately charged or credited, as appropriate, to those parties who were limited partners during such prior period or periods and collect the allocable share of such reserve from such limited partners even if they are no longer limited partners (but only to the extent of such limited partner’s capital account at the time to which the charge relates and to the extent not prohibited by applicable law).
     To the maximum extent permitted by law, and except as otherwise provided in the partnership agreements, the General Partner generally is not be liable for losses arising from depreciation or shrinkage in the value of any assets of the Partnerships, or mistakes of judgment, and is generally entitled to indemnification arising out of the conduct of the business or affairs of the Partnerships, except to the extent caused by its own gross negligence, fraud, bad faith, or gross misconduct. .
     The partnership agreements may be amended by the General Partner in its sole discretion without notification to or the consent of the limited partners, at any time and without any limitation, so long as such amendment is not materially adverse to the limited partners’ interest. In addition, in the case of SVP I and SVP VI, any amendment which would (i) increase the obligation of any limited partner to make any capital contribution to a Partnership, (ii) reduce the capital account of any limited partner (with one exception described in the partnership agreement), or (iii) alter any limited partner’s rights with respect to allocations, distributions and withdrawals, may only be made if the prior written consent of each limited partner adversely affected thereby is obtained.
     Any of the Partnerships will dissolve upon the decision of the General Partner to dissolve it and notice of the same to all limited partners, upon the bankruptcy of the General Partner, and otherwise in accordance with the provisions of the Delaware Uniform Limited Partnership Act and the provisions of the applicable partnership agreement.
     The partnership agreements will be filed as exhibits to the Company’s Form 10-K for the year ended December 31, 2009. The foregoing summary is qualified in its entirety by reference to the partnership agreements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
December 1, 2009

AMERICAN PHYSICIANS CAPITAL, INC. (Registrant)
By:	/s/ Frank H. Freund
Frank H. Freund
Executive Vice President, Treasurer and Chief Financial Officer